UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 30, 2005

TAG Entertainment Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:     333-96257

Delaware	13-3851304
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9916 South Santa Monica Blvd, 1st Floor
Beverly Hills, CA 90212
(Address and zip code of principal executive offices)

(310) 277-3700
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 30, 2005, TAG Entertainment Corp. ("TAG") entered into a Securities Purchase Agreement with Satellite Strategic Finance Associates, LLC and an affiliated investor (the "Investors") under which TAG issued $1.0 million in aggregate principal amount of Senior Secured Notes (the "Note") and Warrants to purchase 500,000 shares of common stock of TAG (the "Warrants") in a private placement to accredited investors under Regulation D of the Securities Act of 1933, as amended (the "Financing"). The gross proceeds of the Financing were $1,000,000 and are intended to be used for the production and distribution of films, including acquisition of additional product and/or distribution assets and for general working capital. TAG and the Investors also entered into a Registration Rights Agreement and a Security Agreement, each dated March 30, 2005. Further, TAG's subsidiary, TAG Entertainment USA, Inc. (the "TAG Subsidiary"), co-signed the Security Agreement and agreed to guaranty TAG's obligations pursuant to the Financing agreements.

The Note matures on March 30, 2006 and is sooner payable in full by TAG in the event TAG consummates a subsequent financing event, with certain exceptions as defined in the Note, or upon the occurrence of an event of default, also as defined in the Note. In addition, TAG may prepay the Note, in whole or in part, at any time. The principal amount of the Note is $1,150,000 with a 15% yield funded as original issuance discount. No additional interest is payable by TAG unless an event of default occurs, in which event interest at the default interest rate of 12% shall accrue on the outstanding principal amount of the Note. Pursuant to the Security Agreement, TAG and TAG Subsidiary granted the Investors a first priority lien on all of their assets, other than certain previously issued liens, in order to secure its obligations under the Note.

In connection with the issuance of the Note, TAG issued the Warrants to the Investors. The Warrants are exercisable at $1.00 per share, subject to adjustment upon certain events, including as a result of the sale of equity securities by the Company at a price below the exercise price. The Warrants are exercisable (in whole or in part) at any time on or before March 30, 2010.

The Securities Purchase Agreement requires the consent of holder of the Note for certain TAG actions, including incurring additional debt, incurring certain liens and making certain restricted payments. Pursuant to the Registration Rights Agreement, TAG has agreed to (1) file with the Securities and Exchange Commission a shelf registration statement covering the resale of the shares of TAG common stock issuable upon exercise of the Warrants within 90 days of the closing date and (2) use its best efforts to have the registration statement declared effective by the Commission 120 days following the closing date or in the event the Commission reviews the registration statement, 150 days following closing. TAG will be required to make certain payments to the holder of the Warrants if these deadlines are not met or the shelf registration statement is otherwise unavailable for the resale of the securities.

The issuance of these securities was exempt from registration pursuant to Rule 506 promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirement. No general solicitation or advertising was made in connection with the offering, and the offering was made solely to two accredited investors with access to all material information regarding TAG.

For more detailed information, reference is made to the form of Note, Warrant, Securities Purchase Agreement, Registration Rights Agreement, Security Agreement and Guaranty, each of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein. On April 4, 2005, TAG issued a press release announcing the Financing, which press release is also filed as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The relevant disclosure contained in Item 1.01 above is hereby incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The relevant disclosure contained in Item 1.01 above is hereby incorporated into this Item 3.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(c)    Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document

4.1	Form of Secured Note issued by TAG Entertainment Corp. dated March 30, 2005

4.2	Form of Warrant Issued by TAG Entertainment Corp., dated March 30, 2005

10.1	Form of Securities Purchase Agreement between TAG Entertainment Corp. and Investors, dated March 30, 2005

10.2	Form of Security Agreement among TAG Entertainment Corp., TAG Entertainment USA, Inc. and Investors, dated March 30, 2005

10.3	Subsidiary Guaranty by TAG Entertainment USA, Inc., dated March 30, 2005

10.4	Form of Registration Rights Agreement between TAG Entertainment Corp. and Investors, dated March 30, 2005

99.1	Press Release dated April 4, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2005	TAG Entertainment Corp. (Registrant)
	By	/s/ Steve Austin
Steve Austin, President

EXHIBIT INDEX

Exhibit No.	Description of Document

4.1	Form of Secured Note issued by TAG Entertainment Corp. dated March 30, 2005

4.2	Form of Warrant Issued by TAG Entertainment Corp., dated March 30, 2005

10.1	Form of Securities Purchase Agreement between TAG Entertainment Corp. and Investors, dated March 30, 2005

10.2	Form of Security Agreement among TAG Entertainment Corp., TAG Entertainment USA, Inc. and Investors, dated March 30, 2005

10.3	Subsidiary Guaranty by TAG Entertainment USA, Inc., dated March 30, 2005

10.4	Form of Registration Rights Agreement between TAG Entertainment Corp. and Investors, dated March 30, 2005

99.1	Press Release dated April 4, 2005